EXHIBIT 32.1

Certification by the Chief Executive Officer Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U. S. C. Section 1350, I, Cheang Chhay SOV, hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of Glorywin Entertainment Group Inc. for the fiscal quarter ended September 30, 2015 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Glorywin Entertainment Group Inc.

Date: November 16, 2015	/s/ Cheang Chhay SOV
Cheang Chhay SOV
Acting Chief Executive Officer (Principal Executive Officer)

This certification accompanies the Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by Glorywin Entertainment Group Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Glorywin Entertainment Group Inc. specifically incorporates it by reference.